Exhibit 10.38
UNIT AWARD AGREEMENT
     THIS UNIT AWARD AGREEMENT (the “Agreement”) is made and entered into effective as of the 24th day of June, 2008, by and between Global Water Resources, LLC, a Delaware limited liability company (the “Company”) and Cindy M. Liles, an individual resident of Arizona (the “Recipient”).
PREMISES
     WHEREAS, the Company has agreed to issue to the Recipient, and the Recipient desires to accept from the Company, fifty (50) common limited liability company units in the Company (the “Common Units”) in exchange for services performed or to be performed for the Company, on the terms and conditions set forth in this Agreement.
     NOW THEREFORE, for and in consideration of the Premises, the Recipient’s performance of services, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
     1. Transfer of Common Units. In exchange for services performed or to be performed by Recipient for the Company, the Company hereby transfers, assigns and issues to the Recipient, the Common Units.
     2. Acknowledgment. The Recipient acknowledges that the Common Units represent solely a profits interest in the Company and that as the holder of such Commons Units, she shall not be entitled to any future profits, losses, income, gains, distributions, assets and other attributes of the Company with respect to such Common Units until such time as the holders of Company preferred units have received a complete return of their capital contributed to the Company and a preferred return thereon, as provided in the Operating Agreement.
     3. Operating Agreement. As a condition to the issuance of the Common Units, the Recipient agrees to be bound by the terms of the Limited Liability Company Agreement of the Company, as amended from time to time.
     4. Execution and Delivery.
     (a) No approval, authorization, or action (that has not been given or taken place) by any third party or any court, administrative agency or other governmental authority is required in connection with the Company’s execution, delivery or performance of this Agreement. This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
     (b) No approval, authorization, or action (that has not been given or taken place) by any third party or any court, administrative agency or other governmental authority is required in connection with the Recipient’s execution, delivery or performance of this Agreement. This Agreement is a legal, valid and binding obligation of the Recipient enforceable against the Recipient in accordance with its terms.
          5. Further Assurances. The Company and the Recipient shall fully cooperate at all times from and after the date hereof with respect to the confirmation of the matters described herein, and shall execute such further assignments, releases, or other documents as may be reasonably requested by the other for the purpose of giving effect to the transactions evidenced by this Agreement.
          6. Investment Representations. The Recipient hereby represents, warrants, covenants, and agrees with the Company as follows:
     (a) The Recipient has detailed knowledge of the Company and its business, financial condition, operating results and business prospects and has such knowledge and experience in financial business matters that the Recipient is capable of evaluating the merits and risks of the acquisition of the Common Units hereunder.
     (b) The Recipient has had the opportunity to consult with the Recipient’s own legal counsel, accountants and investment advisors as the Recipient has deemed advisable with respect to the acquisition of the Common Units hereunder and the federal, state and local income tax consequences relating thereto. The Recipient is acquiring the Common Units based upon the Recipient’s own independent determination of value and risk and not based upon any discussions with the Company or any representative of the Company.
     (c) The Recipient acknowledges that the Company has not given or made, nor authorized any person to give or make, any information or any recommendation or representations in connection with the Recipient’s acquisition of the Common Units and neither the Company nor its representatives have made any representations to the Recipient in connection with the acquisition of the Common Units regarding the current value or the likely future value of the Common Units or the Company’s business, financial condition, operating results and business prospects.
     (d) The Recipient understands the risks associated with holding the Common Units and understands and acknowledges that (i) the transfer or assignment of the Common Units, or rights associated therewith, is restricted under the Operating Agreement and may be subject to further significant restrictions under applicable law; and (ii) the Common Units are subject to the buy/sell provisions under Article 15B of the Operating Agreement.
     (e) The Recipient is an accredited investor under Regulation D promulgated under the Securities Act of 1933 and the provisions of the securities laws of Arizona.

     (f) The Recipient is acquiring the Common Units for the Recipient’s own account, to hold for investment, and with no intention of dividing her ownership with others or reselling or otherwise participating, directly or indirectly, in a distribution of the Common Units, or any portion thereof, and shall not make any sale, transfer or other disposition of the Common Units, or any portion thereof, in violation of the Operating Agreement, the Arizona Securities Act, the Delaware Securities Act and the Securities Act of 1933, as amended, and all regulations promulgated under any of them or any other applicable securities law. The Recipient understands that the Company is under no obligation to register the Common Units for sale or other disposition under any of the foregoing Acts, or take other action necessary in order to make compliance with an exemption from registration available for sale or other disposition of the Common Units.
     (g) The Recipient’s acquisition of the Common Units is in accord with the nature and size of the Recipient’s present investments and net worth, and the Recipient is financially able to bear the economic risk of losing her entire investment and has the ability to hold the Common Units for an indefinite period and has the ability to pay the federal, state and local income taxes imposed as a result of her acquisition of the Common Units.
     (h) The Recipient is a U.S. citizen and not a nonresident alien for purposes of U.S. income taxation.
     (i) All of the representations and information provided in this Agreement and any additional information that the Recipient has furnished to the Company with respect to the Recipient’s financial position, are accurate and complete as of the date of this Agreement and the Company may rely on such information in determining the suitability of the Recipient to acquire the Common Units in accordance with the federal and state laws.
     (j) The Recipient acknowledges that the Common Units will not be registered under any federal or state securities laws in reliance upon exemptions from registration contained therein, and that the Company’s reliance upon such exemptions is based in part upon the Recipient’s acknowledgements, representations, warranties and agreements contained in this Agreement.
     7. Restrictions on Transfer of Units. The Units are nontransferable, except in accordance with the terms of the Operating Agreement.
     8. Headings. The section headings to this Agreement are for convenience only and shall not limit or affect the meaning of this Agreement.
     9. Severability. In the event that any provision of this Agreement is declared invalid, unenforceable or void to any extent by a court of competent jurisdiction, such provision shall be modified, if possible, by reducing its duration and scope to allow enforcement of the maximum permissible duration and scope. In any event, such declaration shall not affect the remaining provisions of this Agreement, and this Agreement shall be enforced as modified, or if no modification is enforceable, as if such invalid clause had not been included.
     10. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Arizona.
     11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Recipient and their respective permitted heirs, successors and assigns.
     12. Entire Agreement. This Agreement supersedes all prior agreements, communications, representations and understandings, either oral or written, between the Company and the Recipient with respect to the subject matter of this Agreement.
     13. Counterparts. This Agreement may be executed in counterparts, which shall be treated as originals for all purposes, and all so executed shall constitute one agreement.
     14. Legal Counsel. The Recipient acknowledges that Powell Goldstein LLP represents the Company in connection with this Agreement and that the Recipient has consulted or has had the opportunity to consult with her own attorney, accountant or investment advisor as she deemed advisable with respect to the transactions contemplated by this Agreement, and any other documents entered into in connection with the Agreement, and the federal, state and local income tax consequences thereof.
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     IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first above written.

COMPANY: GLOBAL WATER RESOURCES, LLC
By:	/s/ Trevor T. Hill
	Name:	Trevor T. Hill
	Title:	President and CEO

RECIPIENT:
/s/ Cindy M. Liles
Cindy M. Liles